                                                                     Exhibit 4.4

                                 AMENDMENT NO. 1

                           dated as of March 11, 1998

                                      among

                       GREEN TREE FLOORPLAN FUNDING CORP.

                                   Transferor

                        GREEN TREE FINANCIAL CORPORATION

                                    Servicer


                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                     Trustee


                                     to the

                         POOLING AND SERVICING AGREEMENT

                          Dated as of December 1, 1995




                  Green Tree Floorplan Receivables Master Trust

         This Amendment No. 1, dated as of March 11, 1998, to the POOLING AND SERVICING AGREEMENT, dated as of December1, 1995, is entered into by and among GREEN TREE FLOORPLAN FUNDING CORP., a corporation organized and existing under the laws of the State of Delaware, as Transferor, GREEN TREE FINANCIAL CORPORATION, a corporation organized and existing under the laws of the State of Delaware, as Servicer, and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as Trustee.

         WHEREAS, Section 13.1(a) of the Pooling and Servicing Agreement permits amendment of the Pooling and Servicing Agreement, without the consent of any of the Certificateholders, upon the terms and conditions specified therein; and

         WHEREAS, the parties hereto desire to amend the Pooling and Servicing Agreement.

         NOW, THEREFORE, the parties hereto hereby agree that the Pooling and Servicing Agreement is hereby amended effective as of the date hereof as follows:

         1. DEFINITIONS.

         (a) ADDITIONAL DEFINITIONS. The following definitions are hereby added to Section 1.1 of the Pooling and Servicing Agreement:

                  "PARTICIPATION AGREEMENT" shall mean an agreement among Green Tree or one of its subsidiaries and a participant pursuant to which Green Tree or such subsidiary, as applicable, conveys to such participant an individed interest in receivables arising under a revolving credit arrangement established by Green Tree (or one of its subsidiaries) with a Dealer in connection with the Floorplan Business or the Asset Based Lending Business.

                  "PARTICIPATION INTEREST" shall mean the undivided interest created pursuant to a Participation Agreement and conveyed to the participant party to such Participation Agreement (or its successor in interest).

         (b) REVISED DEFINITIONS.

         (i) The definition of "Receivables" contained in the Pooling and Servicing Agreement is hereby amended in its entirety to read as follows:

                  "RECEIVABLES" shall mean, with respect to an Account, all amounts payable (including interest, finance charges and other charges), and the obligation to pay such amounts, by the related Dealer from time to time in respect of advances made by Green Tree to or on behalf of such Dealer in connection with the Floorplan Business or the

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         Asset Based Lending Business, as the case may be, together with the group of writings evidencing such amounts and the security interest created in connection therewith and all of the rights, remedies, powers and privileges thereunder (including under the related Financing Agreement); provided that if a Participation Interest has been created in respect of such Account, the amounts payable by the related Dealer that are allocable to such Participation Interest shall not be part of the "Receivables" arising under such Account. Receivables which become Defaulted Receivables will cease to be included as Receivables on the day on which they become Defaulted Receivables. Receivables which Green Tree is unable to transfer to the Transferor pursuant to the Purchase Agreement or which the Transferor is unable to transfer to the Trust as provided in Section 2.6(d) and Receivables which arise in Designated Accounts from and after the related Removal Commencement Date shall not be included in calculating the amount of Receivables.

         (ii) The definition of "Eligible Receivable" contained in the Pooling and Servicing Agreement is hereby amended by deleting "and" at the end of clause
(m), adding "; and" at the end of clause (n), and adding a new clause (o) which shall read in its entirety as follows:

                  (o) the Participation Agreement, if any, relating to the Account in which such Receivable arises

                  (i) permits the transfer of all receivables arising in such Account, subject to the Participation Interest created pursuant to such Participation Agreement, to a securitization vehicle such as the Transferor and the Trust,

                  (ii) provides that the related Participation Interest is PARI PASSU in all respects (other than non-subordinated interest strips and fees) with such Receivable,

                  (iii) contains an agreement by the participant that such participant shall have no rights against the securitization vehicle or any successor servicer for such securitization vehicle, other than in connection with funds allocable to the participant on account of such Participation Interest that have been improperly withheld by the securitization vehicle or such successor servicer, and

                  (iv) contains an agreement by the participant that the participant will not, for any reason,

                       (A) institute proceedings for the Trust to be adjudicated a bankrupt or insolvent, or

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                       (B) consent to, or cooperate with the institution of
                       bankruptcy or insolvency proceedings against the Trust, or

                       (C) file a petition with respect to the Trust seeking or consenting to reorganization or relief under any applicable Federal or state law relating to bankruptcy, or

                       (D) consent to, join in or cooperate with the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of its property, or

                       (E) cause or permit the Trust to make any assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action.


         (c) EXISTING DEFINITIONS. Each term used but not defined herein shall have the meaning assigned to such term in the Pooling and Servicing Agreement.


         2. COUNTERPARTS. This Amendment No. 1 to the Pooling and Servicing Agreement may be executed in several counterparts, each of which shall be deemed an original hereof and all of which, when taken together, shall constitute one and the same Amendment to the Pooling and Servicing Agreement.

         3. RATIFICATION OF POOLING AND SERVICING AGREEMENT. Except as provided herein, all provisions, terms and conditions of the Pooling and Servicing Agreement, including each Series Supplement, shall remain in full force and effect. As amended hereby, the Pooling and Servicing Agreement, including each Series Supplement, is ratified and confirmed in all respects.





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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.


                                     GREEN TREE FLOORPLAN FUNDING
                                     CORP., Transferor


                                     By:
                                        --------------------------------
                                        Name:
                                        Title:


                                     GREEN TREE FINANCIAL
                                     CORPORATION, Servicer


                                     By:
                                        --------------------------------
                                        Name:
                                        Title:



                                     NORWEST BANK MINNESOTA,
                                     NATIONAL ASSOCIATION, Trustee


                                     By:
                                        --------------------------------
                                        Name:
                                        Title:



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